UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 10, 2016

Date of Report

TAPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27239	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 N. Laura Street, Suite 2500 Jacksonville, FL		32202
(Address of principal executive offices)		(Zip Code)

(206) 504-7278

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 10, 2016, the Audit Committee of the Board of Directors of TapImmune, Inc. (the “Company”) concluded, after consulting with management and discussions with its independent public accounting firm, Marcum LLP (“Marcum”), that the Company’s unaudited financial statements for first, second and third quarter of 2015 should no longer be relied upon because of a misstatement relating to the Company’s accounting for certain of its outstanding common stock purchase warrants as components of equity instead of as a derivative liabilities. The resulting restatements of previously issued financial statements is due to a non-cash error in the application of derivative liability accounting with respect to certain warrants issued in 2015.

The Company issued Series A, A-1, B, B-1, C, C-1, D, D-1, E and E-1 warrants in connection with its previously reported financing transactions in January, March and May 2015. U.S. generally accepted accounting principles required the Company to classify the Series A and A-1 Warrants as a derivative liability due to the price protection component contained is such warrants that was not present in the other series of warrants. Under this accounting treatment, the Company was required to measure the fair value of the Series A and A-1 warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period. Since their issuance, the Company accounted for the Series B, B-1, C, C-1, D, D-1, E and E-1, as equity instruments as these warrants did not include a price protection feature similar to the Series A and A-1 warrants.

In connection with the audit of the Company’s consolidated financial statements for the year ended December 31, 2015, the Audit Committee and the Company’s management further evaluated the Series B, B-1, C, C-1, D, D-1, E and E-1warrants under Accounting Standards Codification (“ASC”) 480-10 Distinguishing liabilities from equity and ASC 815-40 Contracts in Entity’s Own Equity which seek to address equity versus liability treatment and classification of equity-linked financial instruments, including common stock purchase warrants. Due to specific provisions contained in the Series B, B-1, C, C-1, D, D-1, E and E-1warrants, including the Company’s inability to control the gross settlement of such warrants with registered securities, among other factors and based on management’s further evaluation and review of appropriate and applicable accounting standards, the Audit Committee, in consultation with management and after discussion with Marcum, concluded that the Company’s Series B, B-1, C, C-1, D, D-1, E and E-1, should have also been classified and reflected as derivative liabilities instead of as equity instruments on the balance sheets of the Company as of March 31, 2015, June 30, 2015, and September 30, 2015, as well as in the statements of operations, statements of cash flows and statements of stockholders’ equity of the Company for the quarters ending on such dates, which financial statements were included in the Company’s Quarterly Reports on Form 10-Q for the quarters ending on such dates. Therefore, action should be taken to prevent future reliance on Marcum’s interim review related to such financial statements and the financial statements for such quarter periods should be restated.

The Audit Committee has discussed the matters disclosed in this Item 4.02 with Marcum and the Board of Directors has authorized and directed the Company to restate the applicable quarterly reports as soon as is reasonably practicable. The Company intends to correct the accounting for the referenced warrants as soon as practicable and currently anticipates having such restated quarterly filings completed by Thursday April 14, 2016.

This report contains “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.

Date: April 11, 2016	By:	/s/ Glynn Wilson
	Name:	Glynn Wilson
	Title:	Chairman and CEO